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                                                                    EXHIBIT 10.2



                            1991 STOCK OPTION PLAN OF
                           ARI NETWORK SERVICES, INC.

                 (Amended and Restated as of December 10, 1998)


              1. Purpose. The purpose of this Plan is to provide additional incentive compensation to certain key employees of ARI Network Services, Inc. (the "Company") and to provide them with an opportunity to acquire an equity interest in the Company. Stock options granted under this Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any successor thereto, or stock options which are not qualified as incentive stock options under the Code ("nonqualified stock options"). Each stock option granted under this Plan shall be clearly identified as either an incentive stock option or a nonqualified stock option at the time of grant.

              2. Eligible Employees. Options to purchase $.001 par value Common Stock of the Company (the "Common Stock") under this Plan may be granted to employees of the Company, or of any present or future subsidiary or parent of the Company. For this purpose, and for all purposes under this Plan, a parent or subsidiary of the Company shall be a "parent corporation" or a "subsidiary corporation" of the Company as defined in Sections 424(e) and 424(f) of the Code. An employee who is a member of the class of employees eligible to receive an option under this Plan shall hereinafter sometimes be referred to as an "eligible employee" and an eligible employee who has been granted an option shall hereinafter be referred to as a "Participant."

              3. Shares Available for Options. There shall be available for purchase under options granted pursuant to this Plan a total of eight hundred and fifty thousand (850,000) shares of Common Stock, subject to adjustment as provided in Paragraph 8.1 hereof. In the event that options which have been granted under this Plan lapse, expire or terminate for any reason (whether by voluntary surrender, lapse of time, termination of employment or otherwise), to the extent that such options were unexercised, options for an equivalent number of shares may be granted hereunder; provided, however, in no event shall the number of shares purchased through the exercise of options granted under this Plan and the number of shares subject to options outstanding at any time exceed in the aggregate more than eight hundred fifty thousand (850,000) shares of Common Stock. No Participant shall be eligible to receive options for more than eighty seven thousand five hundred (87,500) shares of Common Stock during any one-year period, subject to adjustment as provided in Paragraph 8.1 hereof.

              4. Maximum Calendar Year Grant to Any Employee. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual employee during any calendar year under this Plan (and under all other plans of the Company or any parent or subsidiary of the Company) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

              5. Administration.

              5.1. The Committee. The Plan shall be administered by the Stock Option Committee (the "Committee") which shall be constituted so as to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory require-




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ments. The members of the Committee shall be appointed from time to time by the
Board of Directors of the Company. A majority of the members of the Committee shall constitute a quorum at any meeting thereof and the acts of a majority of members present at any meeting of the Committee at which a quorum is present, or acts unanimously approved in writing by a majority of the entire Committee, shall be the acts of the Committee.

              5.2. Power of the Committee. The Committee is authorized and shall have plenary authority in its discretion, subject only to the provisions of the Plan and the applicable provisions of the Code, to determine the exercise prices applicable to options, the eligible employees to whom and the time or times at which options shall be granted, the number of shares of Common Stock subject to each option and the extent to which options may be exercisable in installments; to interpret the Plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective Incentive Stock Option Agreements and Nonqualified Stock Option Agreements; and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final, conclusive and binding.

              5.3. Designation of Assistants to Committee. The Committee may designate one or more employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such or other persons to execute, deliver and receive documents on behalf of the Committee.

              6. Terms and Conditions of Options.

              6.1. Option Price. The purchase price of each share of Common Stock under each incentive stock option granted pursuant to this Plan shall be the fair market value thereof at the date of grant of such option, unless the Participant owns (applying the attribution rules of Section 424(d) of the Code) more than ten Percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary or parent of the Company (hereinafter referred to as a "10% Shareholder"), in which case the per share price shall be at least one hundred ten percent (110%) of the fair market value per share of Common Stock of the Company at the date of grant of such option. The fair market value of Common Stock on the date each option is granted shall be the closing price of a share of the Company's stock as reported in the Wall Street Journal on the day of the grant or, if no closing price is listed on the date of grant, on the last day prior to the date of grant that a closing price was listed or the fair market value determined by the Committee in conformity with pertinent law and applicable regulations and rulings of the Treasury Department. The purchase price of each share of Common Stock under each nonqualified stock option granted pursuant to this Plan shall be determined by the Committee in its sole discretion.

              6.2. Exercise Period. No option granted pursuant to this Plan shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an incentive stock option granted to a 10% Shareholder) from its date of grant and it shall lapse upon the expiration of said ten (or five) year period unless it shall lapse at an earlier date by reason of termination of employment as provided in Paragraph 6.3, below, or as otherwise determined by the Committee. The Committee may, in its sole discretion, require that a Participant be employed by the Company or a subsidiary or parent of the Company for a designated number of years prior to the exercise by him of any option or portions of options granted pursuant to this Plan, and may, in its sole discretion, determine the exercise dates on which options or portions of options may be exercised by a Participant. In addition, the Committee may, in its sole discretion, require that a Participant meet certain performance criteria, or that the Company meet certain targets or goals prior to the exercise by such Participant of an option or a portion of an option granted pursuant to this Plan. Any such requirements or limitations may subsequently be reduced or waived by





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the Committee in its sole discretion, unless such reduction or waiver is prohibited by the Code or other applicable law.

              6.3. Termination of Employment. If the employment of any Participant with the Company, and any subsidiary or parent corporation of the Company, is terminated, the following shall apply unless otherwise determined by the Committee; provided, that no incentive stock option can be exercisable subsequent to ten (10) years after the date of grant (five (5) years if the Participant is a 10% shareholder):

                   (a) If such termination is due to retirement on or after such Participant's normal retirement date, the Participant shall have three
         (3) months from the date of such termination of employment to exercise any option granted hereunder as to all or part of the shares under such option, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five
         (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant, and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse. For this purpose, "normal retirement date" shall mean the date of a Participant's 65th birthday. Notwithstanding the foregoing, in the event that a Participant retires prior to his 65th birthday, the date of such early retirement shall be deemed to be such Participant's "normal retirement date" for purposes of this Plan if, and only if, at the time of such early retirement, such Participant has attained at least the age of 60 years and has been employed by the Company for at least 15 years. An employee who continues his employment with the Company beyond his normal retirement date shall continue to be an eligible employee so long as he otherwise continues to qualify to participate hereunder.

                   (b) If such termination is due to permanent and total disability, as defined in Section 22(e)(3) of the Code, the Participant shall have one (1) year from the date of such termination to exercise any option granted hereunder as to all or part of the shares under such option, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five
         (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant and provided that at the time of termination the Participant had a present right to exercise such option. To the extent an option is not exercised within such period, it shall lapse.

                   (c) If such termination is due to death, the personal representative, administrator or other representative of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the option shall pass by will or the laws of descent and distribution, as the case may be, shall have the right to exercise any option granted pursuant to this Plan as to all or part of the shares subject to such option to the extent exercisable at the date of the Participant's death. Such option must be exercised within one
         (1) year after the date of the Participant's death, subject to the condition that no option shall be exercisable at such time as the exercise thereof would result in a violation of federal or state securities laws or subsequent to ten (10) years [five (5) years if the Participant holds an incentive stock option and is a 10% Shareholder] after the date of grant. To the extent an option is not exercised within such period, it shall lapse.








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                   (d) If such termination is for any reason other than those specified above, to the extent an option is not effectively exercised prior to such termination, it shall lapse immediately upon termination, unless the Committee shall, in its sole discretion, make other provisions for exercise not inconsistent with the terms of this Plan or applicable law. The transfer of employment from a subsidiary or parent of the Company to the Company or to a subsidiary or parent of the Company or vice versa shall not be considered to constitute termination of employment by a Participant.

              6.4. Transferability of Options. Unless otherwise provided by the Committee in the case of a nonqualified stock option, during his lifetime a Participant may not transfer any option granted to him pursuant to this Plan and such options shall be exercisable only by the Participant. Upon his death a Participant shall have the right to transfer the option or options granted to him either by the terms of his will or under the applicable laws of descent and distribution, subject to the limitations set forth in Paragraph 6.3(c), above, and all such distributees shall be subject to the same terms and conditions of this Plan as would the Participant, except as otherwise expressly provided herein or as determined by the Committee.

              6.5. Exercise of Option. Subject to the limitations stated elsewhere in this Plan, options granted pursuant to this Plan will be exercisable on such dates and during such periods and for such number of shares as shall be determined by the Committee. An option granted pursuant to this Plan shall be exercisable by delivering to the chief financial officer of the Company at its principal business office a written notice designating the number of shares for which it is being exercised. Payment in full for the number of shares for which the options have been exercised must accompany said written notice (or arrangements must be made satisfactory to the Company for payment in full); provided, however, that the Committee may, subject to the approval of the Board of Directors of the Company, permit a Participant to partially finance the exercise of his option with capital borrowed from the Company on a recourse basis at the interest rate mandated by the applicable provisions of the Code. The Company shall have the right to delay the issue or delivery of any shares of Common Stock under the Plan until (a) the completion of such registration or qualification of such shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of any such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

              7. Securities Laws. Each Incentive Stock Option Agreement and Nonqualified Stock Option Agreement shall contain such representations, warranties, and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws.

              8. Miscellaneous.

              8.1. Adjustments. In the event there is any increase or decrease in the number of issued and outstanding shares of any class of common stock of the Company, or in the number of issued and outstanding shares of any class of stock of the Company convertible into shares of any class of common stock of the Company, by reason of a stock dividend, stock split, reverse stock split, or similar adjustment or in the event of any change in the Company or in the issued and outstanding shares of the common stock of the Company by reason of a recapitalization, merger, consolidation, acquisition of stock or property, reorganization, liquidation or other significant event affecting the Company or the issued and outstanding shares of its Common Stock, the number of shares of Common Stock available for options provided in Paragraph 3 hereof, the number of shares subject to each outstanding option, the







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purchase price per share under each outstanding option, the consideration to be received upon the exercise of each option and/or the per Participant limitation on the number of shares of Common Stock subject to options contained in Paragraph 3 shall be correspondingly adjusted as deemed equitable by the Committee or each outstanding option may be converted, at the sole discretion of the Committee, into a new option to purchase such number or kind of shares of stock or other securities with appropriate adjustment of the purchase price per share as the Committee deems appropriate to reflect such change. In addition, the Committee shall, in its sole discretion, have authority to provide, in appropriate cases, for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any option and/or (ii) the conversion of any outstanding options into cash or other property to be received in certain of the transactions specified above. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. In no event shall the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time during any calendar year under this Plan (and under all plans of the Company or any parent or subsidiary of the Company) exceed $100,000 per employee as a result of adjustments made under this Paragraph 8.1.

              8.2. Fractional Shares. No fractional shares of stock shall be issued upon the exercise of any option and the Company shall not be under any obligation to compensate any Participant in any way for any such fractional share.

              8.3. Reservation of Shares. The Company shall at all times reserve and keep available such number of shares of its Common Stock as shall be necessary for the exercise of all options which may be granted pursuant to Paragraph 3, above. Said shares may be in the form of treasury shares or authorized but previously unissued shares, or both. If in the opinion of its counsel the issue or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

              8.4. No Obligation for Employment. The Plan shall not impose any obligation on the Company to continue the employment of any Participant or eligible employee.

              8.5. Indemnification of Committee. Each person who is a member of the Committee shall be indemnified and held harmless by the Company against and for any and all loss, cost, liability, or expense, including attorneys' fees, that may be imposed upon or be reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, except in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding, that such Committee member is liable for gross negligence or willful misconduct in the performance of his duties. Each such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them and hold them harmless.









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              8.6. Rights as a Shareholder. No holder of an option granted pursuant to this Plan shall have any rights as a shareholder of the Company with respect to any shares covered by his option until the date such shares are issued pursuant to the exercise of such option.

              8.7. Taxes. The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the grant or exercise of any option under the Plan, and the Company may defer making delivery with respect to shares of Common Stock obtained pursuant to the exercise of any option until arrangements satisfactory to it have been made with respect to any such withholding obligations. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to satisfy any withholding obligations upon exercise of an option by withholding Common Stock otherwise issuable upon exercise of the option, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such withholding taxes.

              9. Termination and Amendment. No incentive stock options shall be granted under the Plan after September 30, 2001. The Plan may at any time and from time to time be terminated, modified, or amended by the Board of Directors of the Company in its sole discretion; provided, however, that the Board of Directors may not, unless otherwise permitted under federal law, without the approval of the Company's shareholders, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law, including, but not limited to any amendment of the Plan which would cause the Plan not to comply with or Code Section 162(m), or any successor rule or regulatory requirements. No termination, modification or amendment of the Plan may, without the consent of the Participant, materially adversely affect the rights of such Participant under an outstanding option.

              The Committee may amend, modify or terminate an outstanding option, including, but not limited to, substituting another award of the same or of a different type, changing the date of exercise, or converting an incentive stock option into a nonqualified stock option; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially adversely affect the Participant.















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